EXHIBIT 8.3

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
                                                                                Mourant du Feu & Jeune

                                                                                PO Box 87
                                                                                22 Grenville Street
Arran Funding Limited                                                           St Helier
22 Grenville Street                                                             Jersey JE4 8PX
St. Helier                                                                      Channel Islands
Jersey
JE4 8PX                                                                         T +44(0)1534 609 000
                                                                                F +44(0)1534 609 333
                                                                                www.mourant.com

[{circle}] November 2005
                                                                                Mourant du Feu & Jeune
                                                                                Legal Services
Our ref:  2011970\300366\ROBIB\MdFJ\244409\1
                                                                                Mourant Equity
                                                                                Compensation Solutions

                                                                                Mourant International
Dear Sirs                                                                       Finance Administration

ARRAN FUNDING LIMITED                                                           Mourant Private Wealth
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    1. We have acted as Jersey tax counsel for Arran Funding Limited, a public limited company incorporated in Jersey (the "ISSUER"), in connection with the preparation of the Registration Statement on Form S-3 as amended (the "REGISTRATION STATEMENT"), which has been filed with the
       Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), for the registration under the Act of notes issued pursuant to the Issuer's medium term note programme (together, the
       "NOTES") representing asset backed obligations of the Issuer.  The Notes are to be issued pursuant to a trust deed, governed by English law (the
       "TRUST DEED") between the Issuer and the Bank of New York acting through its London branch, as trustee, substantially in the form filed as exhibit [{circle}] to the Registration Statement.

    2. We confirm that, under current Jersey law, the statements set forth in the Registration Statement under the headings "Tax Considerations:
       Jersey Tax Status" and "Material Jersey Tax Consequences", to the extent that they constitute matters of Jersey law, are correct in all material respects, subject to the qualifications and reservations contained therein. We further confirm and adopt the opinions set forth in the Registration Statement under those headings, in each case subject to the qualifications and reservations contained therein. The statements concerning Jersey tax consequences contained in the Registration Statement do not purport to discuss all possible Jersey tax ramifications of the proposed issuance and are limited to the matters expressly referred to in those statements.

    3. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Mourant du Feu & Jeune under the captions "Legal matters", "Tax Considerations:
       Jersey Tax Status", "Material Jersey Tax Consequences" and "Enforcement of Foreign Judgements in Jersey or England and Wales" in the Registration Statement. In giving such consent, we do not admit that we are "experts", within the meaning of the term used in the Act of the rules and regulations of the Securities and Exchange

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Mourant du Feu & Jeune is a Jersey partnership
Partners: A R Binnington, D J Birtwistle, E A Breen, J A J Chapman, G R P Corbin, C L I
Davies, N C Davies, E C Devenport, S M Gould, M L Hamilton, T J Herbert, R A Hickling,
I C James, B H Lacey, W Malorey, J A Richomme, J D Rigby, B C Robins, J F Ruane, J P
Speck, A J R Syvret, J C Walker, N J Weston, D R Wilson.  Associates: S J V Felton, N M
Hamel, G A Pollano, J H Rainer, G A Rigby, E L Scott.  Consultants: K S Baker, C E Coutanche,
J D P Crill, R R Jeune C B E, P de C Mourant
Jersey - Cayman - London
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       Commission issued thereunder, with respect to any part of the
       Registration Statement, including this opinion as an exhibit or otherwise.

    4. This opinion shall be governed by and construed in accordance with Jersey law.

Yours faithfully




MOURANT DU FEU & JEUNE